                                                                      Exhibit 24
                               POWER OF ATTORNEY
                               -----------------

    KNOW ALL BY THESE PRESENT, that, effective as of December 16, 2019, the undersigned hereby constitutes and appoints each of John F. Hartner, Douglas D.
Zemba and Loretta L. Benec, signing singly in their capacity as officers of  The
ExOne Company (the "Company"), as the undersigned's true and lawful  attorney-in
-fact  and  agent to  execute  for and  on  behalf of  the  undersigned, in  the undersigned's capacity as an officer and/or director of the Company, Forms 3, 4, and 5 and amendments  thereto pursuant to and  in accordance with Section  16 of the  Securities Exchange  Act of  1934, as  amended (the  "Act") and  the rules thereunder;  to do  and perform  any and  all acts  for and  on behalf  of the undersigned which may be necessary or desirable to complete and execute any such
Forms 3,  4, or  5 and  amendments thereto  and file  such forms with the United
States Securities  and Exchange  Commission and  any stock  exchange or  similar authority; and to  take any other  action of any  type whatsoever in  connection with the foregoing  which, in the  opinion of such  attorney-in-fact, may be  of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents, executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form  and shall contain such terms and conditions as such attorney-in-fact may approve  in such attorney-in-fact's discretion.

    The undersigned hereby grants to each such attorney-in-fact full power and authority to do and  perform any and every  act and thing whatsoever  requisite, necessary or proper to be done in  the exercise of any of the rights  and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present,  with full power of substitution  or revocation, hereby  ratifying  and  confirming  all  that  such  attorney-in-fact,  or  such attorney-in- fact's substitute or substitutes, shall lawfully do or cause to  be done  by virtue  of this  Power of  Attorney and  the rights  and powers  herein granted.

    The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity  at the request of  the undersigned, are not  assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Act.

    This Power of Attorney shall remain in full force and effect until the undersigned is no longer required  to file Form 3, 4,  or 5 with respect to  the undersigned's holdings of and transactions in securities issued by the  Company, unless earlier revoked by the undersigned  in a signed writing delivered to  the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date set forth above and in the capacity set forth below.

/s/ Bonnie K. Wachtel
-----------------------
Bonnie K. Wachtel
Director